UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2021

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depository Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.875% Senior Notes due 2022	CUK22	New York Stock Exchange LLC
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2021, Carnival Corporation, Carnival plc and certain of their subsidiaries entered into an Amendment Agreement (the “Amendment Agreement”) to the multicurrency revolving credit agreement (the “Facility Agreement”), originally dated May 18, 2011, as amended and restated on August 6, 2019 and further amended most recently on December 31, 2020, among Carnival Corporation, Carnival plc, certain of their subsidiaries, the lenders party thereto and Bank of America Europe Designated Activity Company (formerly known as Bank of America Merrill Lynch International Designated Activity Company) as facilities agent. The Facility Agreement was filed with the joint Quarterly Report on Form 10-Q for the quarter ended August 31, 2019, and the December 31, 2020 amendment to the Facility Agreement was filed with a joint Current Report on Form 8-K on January 6, 2021.

Among other things, the Amendment Agreement modifies the restriction on the grant of guarantees in respect to certain outstanding debt (Clause 27.8 of the Amended Facility Agreement) to permit the subsidiaries of Carnival Corporation and Carnival plc that have guaranteed the 5.625% Senior Unsecured Notes due 2026 and 5.75% Senior Unsecured Notes due 2027 of Carnival Corporation (the “Subsidiary Guarantors”) to guarantee certain debt of Carnival Corporation and Carnival plc that was outstanding prior to April 2020. In addition, the Subsidiary Guarantors guaranteed the indebtedness and other obligations under the Facility Agreement as part of the amendment process.
Some of the lenders under the Facility Agreement and their affiliates have various relationships with Carnival Corporation, Carnival plc and certain of their subsidiaries involving the provision of financial services, including cash management and investment banking services. In addition, Carnival Corporation and Carnival plc have entered into other loan arrangements as well as certain derivative arrangements with certain of the lenders and their affiliates.

The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Amendment Agreement, which will be filed with the joint Quarterly Report on Form 10-Q for the quarter ended May 31, 2021.

Section 7 – Regulation FD.

Item 7.01 Regulation FD Disclosure

Concurrently with the amendment and guarantees described in Item 2.03 above, substantially similar amendments and guarantees were implemented with respect to bank loan facilities of Carnival Corporation and Carnival plc representing aggregate outstanding indebtedness of $2.6 billion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ Enrique Miguez	By:	/s/ Enrique Miguez
Name:	Enrique Miguez	Name:	Enrique Miguez
Title:	General Counsel	Title:	General Counsel

Date:	May 13, 2021	Date:	May 13, 2021

#33272607v1 - Form 8-K – Amendment of Revolving Credit Facility (May 2021)